CONTACT:     Marcia Appel (Media)
                                                         (612) 931-8742
                                                         mappel@musicland.com
                                                                 or
                                                         Brant Skogrand (Media)
                                                         (612) 931-8325
                                                         bskogrand@musicland.com
                                                                 or
                                                         Jim Nermyr (Investors)
                                                         (612) 931-8007
                                                         jnermyr@musicland.com

              MUSICLAND ANNOUNCES SENIOR SUBORDINATED DEBT OFFERING

         MINNEAPOLIS, MINN., (March 18, 1998) -- Musicland Stores Corporation (NYSE:MLG) today said that it intends to issue $150.0 million of 10-year senior subordinated notes to replace a portion of existing senior debt. The company said that the debt issue is subject to market conditions.

         The securities will be offered pursuant to an exemption from registration under the Securities Act of 1933. This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities.

         Based in Minneapolis, Musicland Stores Corporation is a nationwide U.S. specialty retailer of prerecorded home-entertainment products. As of December 31, 1997, the company operated 1,363 retail stores in 49 states, the United Kingdom, Puerto Rico and the Virgin Islands under the names Media Play, On Cue, Suncoast Motion Picture Company and Sam Goody/Musicland.










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     Forward-looking statements in this news release, if any, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause the company to not issue the above mentioned securities, including the impact of changing economic or business conditions, unfavorable interest rates and other risk factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.

     To obtain a facsimile copy of Musicland Stores Corporation press releases, at no cost to you, call 1-800-758-5804, extension 585763. You may access Musicland's press release information on the Internet at http://www.prnewswire. com/cnoc/cnoc.html.


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